                                                                    EXHIBIT 99.1

PRESS CONTACT:                                              FINANCIAL CONTACT:
Tim Powers                                                  Stacey Santilli
RSA Security Inc.                                           RSA Security Inc.
(781) 515-6212                                              (781) 515-6021
tpowers@rsasecurity.com                                     ir@rsasecurity.com
-----------------------                                     ------------------

                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------

                     RSA SECURITY ANNOUNCES FINAL Q1 RESULTS

                 Company to Discuss Results and Revised Guidance
                      in Conference Call at 4:30 p.m. E.D.T

BEDFORD, MASS., APRIL 11, 2002 - RSA Security Inc. (NASDAQ: RSAS) today reported financial results for the first quarter ended March 31, 2002.

Revenue for the first quarter of 2002 was $55.5 million, compared to $76.3 million for the first quarter of 2001. The Company reported a net loss on a GAAP basis for the first quarter of 2002 of $13.7 million (a loss of $0.24 per share) compared to net income of $9.8 million ($0.16 earnings per share on a diluted basis) for the same period in 2001. Net loss on a GAAP basis for the first quarter of 2002 includes: a charge of $2.5 million for the decline in the fair value of the Company's investments, net of its gains on the sale of marketable securities; charges totaling $7.4 million from amortization and other non-cash charges; and RSA Capital expenses of $0.8 million. The Company reported a net loss from its core operating business of $6.0 million (a loss of $0.11 per share) compared to net income of $9.6 million ($0.16 earnings per share on a diluted basis) for the same period in 2001.

"We believe the primary reason for our shortfall is lower-than-anticipated IT spending," said Art Coviello, CEO and president at RSA Security. "While it is clear our customers' near-term focus is cost containment, we continue to receive positive feedback on our product strategy from customers and prospects."

At this time, the Company has no update to provide regarding the SEC investigation. RSA Security continues to cooperate with the SEC to resolve this matter.

BUSINESS OUTLOOK

The Company believes that, based on the complexity of the selling environment and economic impact on IT spending, it is not in a position to provide revised guidance for the remainder of the year. Therefore, the Company is rescinding the guidance provided in its January 24, 2002 press release and conference call.

RSA Security expects flat to slightly increased revenue for the second quarter of 2002 over the first quarter of 2002. The Company expects to have a net loss from core operations of no greater than $0.04-$0.06 per share, on a diluted basis.

RSA Security will hold a conference call today to discuss its final first quarter of 2002 results at approximately 4:30 p.m. E.D.T. The dial-in number for this conference call in the United States is 888-787-0198, the number for international calls is 630-395-0021; both numbers have a pass code of "RSAS." A replay of this conference call will be available for two days at 402-998-0995. In addition, a live Webcast of this conference call will be available on the "Investor" page of the company's Web site. Webcast participants should register approximately 15 minutes before the event to download and install any necessary software. A replay of this Webcast will be available for two business days.

ABOUT RSA SECURITY INC.

RSA Security Inc., the most trusted name in e-security(R), helps organizations build trusted e-business processes through its RSA SecurID(R) two-factor authentication, RSA ClearTrust(R) Web access management, RSA BSAFE(R) encryption and RSA Keon(R) digital certificate management product families. With approximately one billion RSA BSAFE-enabled applications in use worldwide, more than 12 million RSA SecurID authentication users and almost 20 years of industry experience, RSA Security has the proven leadership and innovative technology to address the changing security needs of e-business and bring trust to the online economy. RSA Security can be reached at www.rsasecurity.com.

                                      # # #

RSA, BSAFE, ClearTrust, Keon, SecurID and The Most Trusted Name in e-Security are registered trademarks of RSA Security Inc. All other products and services mentioned are trademarks of their respective companies.

This press release contains forward-looking statements regarding RSA Security's financial condition, expected revenues and earnings and success during the year 2002, as well as potential sales of RSA Security's products in the future. These statements involve a number of risks and uncertainties. Some of the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements are general economic conditions, including the current weakness in the global economy, changes in our operating expenses, the timing of the introduction or enhancement of our products and our competitors' products, changes in product pricing, including changes in competitors' pricing policies, development of our direct and indirect distribution channels, integration of acquisitions, personnel departures and new hires, delays in product development, competitive pressures, changes in customer and market requirements and standards, market acceptance of new products and technologies, technological changes in the computer industry and the risk factors detailed from time to time in RSA Security's periodic reports and registration statements filed with the Securities and Exchange Commission, including without limitation RSA Security's Annual Report on Form 10-K filed on April 1, 2002.

CONDENSED CONSOLIDATED BALANCE SHEETS
        (in thousands)

                                                                                                 MARCH 31,       DECEMBER 31,
                                                                                                    2002             2001
                                                                                                (UNAUDITED)
                                                                                          ----------------------------------
                                             ASSETS
        Current assets
             Cash and cash equivalents                                                            $ 69,486         $ 61,946
             Marketable securities                                                                       -            1,174
             Accounts receivable (less allowance for doubtful accounts of $2,170 in 2002                                  -
                and $2,659 in 2001)                                                                 40,636           56,396
             Inventory                                                                               7,866            8,954
             Prepaid expenses and other assets                                                      12,014           12,859
             Deferred taxes                                                                          5,167            4,886
                                                                                          ----------------------------------
                   Total current assets                                                            135,169          146,215
                                                                                          ----------------------------------

        Property and equipment, net                                                                 93,139           94,840

        Other assets
             Goodwill, net                                                                         192,789          185,674
             Investments                                                                            30,377           33,522
             Intangible assets, net                                                                 26,757           37,346
             Deferred taxes                                                                          8,399            4,400
             Other                                                                                   6,661            7,117
                                                                                          ----------------------------------
                   Total other assets                                                              264,983          268,059
                                                                                          ----------------------------------
                                                                                                 $ 493,291        $ 509,114
                                                                                          ==================================

                              LIABILITIES AND STOCKHOLDERS' EQUITY

        Current liabilities
             Accounts payable                                                                      $ 7,254          $ 6,887
             Accrued payroll and related benefits                                                    6,858           11,206
             Accrued expenses and other liabilities                                                 13,835           14,527
             Accrued restructurings                                                                 12,823           11,085
             Income taxes payable                                                                    5,366            5,389
             Deferred revenue                                                                       29,727           30,505
                                                                                          ----------------------------------
                   Total current liabilities                                                        75,863           79,599
                                                                                          ----------------------------------

             Convertible debentures                                                                 76,443           76,102

        Stockholders' equity                                                                       340,985          353,413
                                                                                          ----------------------------------
                                                                                                 $ 493,291        $ 509,114
                                                                                          ==================================

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

                                                       THREE MONTHS ENDED                         THREE MONTHS ENDED
                                                         MARCH 31, 2002                             MARCH 31, 2001
                                                          (UNAUDITED)                                 (UNAUDITED)
                                           ------------------------------------------   ----------------------------------------
                                             PRO FORMA                                   PRO FORMA
                                           P&L FOR CORE    RSA       OTHER              P&L FOR CORE   RSA       OTHER
                                            OPERATIONS  CAPITAL(i)  NON-CORE     GAAP    OPERATIONS  CAPITAL(i)  NON-CORE   GAAP
                                           ------------ ----------  --------     ----   ------------ ----------  --------   ----
Revenue                                     $ 55,505    $     -      $    -    $ 55,505   $ 76,340    $     -    $     -   $76,340
Cost of revenue(ii)                           13,452          -           -      13,452     15,006          -      5,327    20,333
                                            --------    -------     -------    --------   --------    -------    -------   -------
Gross margin                                  42,053                      -      42,053     61,334          -     (5,327)   56,007

Operating expenses:
Research and development(iii)                 14,809        499           -      15,308     13,174          -        287    13,461
Marketing and selling(iv)                     27,750          -           -      27,750     30,437          -        278    30,715
General and administrative(v)                  6,574        263           -       6,837      7,961      1,758         80     9,799
Restructuring (vi)                                 -          -       4,383       4,383          -          -          -         -
In process research and development(vi)            -          -           -           -          -          -      2,571     2,571
Amortization of intangible assets(vi)              -          -       2,312       2,312          -          -      1,334     1,334
                                            --------    -------     -------    --------   --------    -------    -------   -------
Total operating expenses                      49,133        762       6,695      56,590     51,572      1,758      4,550    57,880
                                            --------    -------     -------    --------   --------    -------    -------   -------
Operating (loss) income                       (7,080)      (762)     (6,695)    (14,537)     9,762     (1,758)    (9,877)   (1,873)
Interest income (expense) and other,
  net(vii)                                    (1,307)         -        (747)     (2,054)     4,000        479                4,479
(Loss) income from investing activities            -     (2,467)          -      (2,467)         -     13,783               13,783
                                            --------    -------     -------    --------   --------    -------    -------   -------
(Loss) income before (benefit) provision
for income taxes                              (8,387)    (3,229)     (7,442)    (19,058)    13,762     12,504     (9,877)   16,389

(Benefit) provision for income taxes          (2,348)      (904)     (2,084)     (5,336)     4,129      5,054     (2,587)    6,596
                                            --------    -------     -------    --------   --------    -------    -------   -------

Net (loss) income                           $ (6,039)   $(2,325)    $(5,358)   $(13,722)  $  9,633    $ 7,450    $(7,290)  $ 9,793
                                            ========    =======     =======    ========   ========    =======    =======   =======

Net (loss) income per share - basic(viii)   $  (0.11)   $ (0.04)    $ (0.09)   $  (0.24)  $   0.17    $  0.13    $ (0.13)  $  0.11
                                            ========    =======     =======    ========   ========    =======    =======   =======

Weighted average number of common shares
  - basic                                     56,442     56,442      56,442      56,442     56,476     56,476     56,476    56,476
                                            ========    =======     =======    ========   ========    =======    =======   =======

Net (loss) income per share - diluted       $  (0.11)   $ (0.04)    $ (0.09)   $  (0.24)  $   0.16    $  0.12    $ (0.12)  $  0.16
                                            ========    =======     =======    ========   ========    =======    =======   =======

Weighted average number of common shares
  - diluted                                   56,442     56,442      56,442      56,442     61,729     61,729     61,729    61,729
                                            ========    =======     =======    ========   ========    =======    =======   =======

Net (loss) income includes the following non-core activities:

(i) The RSA Capital segment consists of the Company's investment activities and costs associated with the New Emerging Security Technologies group.

(ii) $5,327 of cost of revenue for the three months ended March 31, 2001 include $5,221 for the write off of prepaid license fees and $106 relating to the assumption of stock options in connection with the Company's February 2001 acquisition of Xcert International, Inc.

(iii) $287 of research and development costs for the three months ended March 31, 2001 relate to the assumption of stock options in connection with the Company's February 2001 acquisition of Xcert International, Inc.

(iv) $278 of marketing and selling expenses for the three months ended March 31, 2001 relate to the assumption of stock options in connection with the Company's February 2001 acquisition of Xcert International, Inc.

(v) $80 of general and administrative expenses for the three months ended March 31, 2001 relate to the assumption of stock options in connection with the Company's February 2001 acquisition of Xcert International, Inc.

(vi)    Non-core activities.

(vii) $747 of interest income (expense) and other, net for the three months ended March 31, 2002 relates to the non cash accretion of warrants and amortization of deferred financing costs in connection with the convertible debentures.

(viii) Basic earnings per share is based on net income net of financing costs on forward equity contracts of $3,598 for the three months ended March 31, 2001.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
     (in thousands)

                                                                                                 THREE MONTHS ENDED
                                                                                                     MARCH 31,
                                                                                              -------------------------
                                                                                                 2002          2001
                                                                                              (UNAUDITED)   (UNAUDITED)
                                                                                              -----------   -----------
Cash flows from operating activities
  Net (loss) income                                                                            $(13,722)     $  9,793
  Adjustments to reconcile net (loss) income to net cash provided by operating activities:
     Depreciation                                                                                 4,302         3,258
     Amortization of intangible assets                                                            2,312         1,334
     In process research and development                                                              -         2,571
     Stock option compensation                                                                        -           636
     Amortization of convertible debentures deferred financing costs                                405             -
     Non cash warrant accretion                                                                     342             -
     Deferred taxes                                                                                (915)          191
     Non cash interest income                                                                         -          (479)
     Income from investing activities                                                              (677)      (13,783)
     Crosby Finance, LLC valuation                                                                3,144             -
     Increase (decrease) in cash from changes in, net of the effect of acquisiton:
          Accounts receivable                                                                    15,288        (2,408)
          Inventory                                                                               1,094        (1,958)
          Prepaid expenses and other assets                                                         816         7,394
          Accounts payable                                                                          418         5,200
          Accrued payroll and related benefits                                                   (4,359)       (2,062)
          Accrued expenses and other liabilities                                                   (833)       (4,620)
          Accrued restructurings                                                                  1,739             -
          Prepaid and income taxes payble                                                           (54)        1,211
          Deferred revenue                                                                       (1,045)        3,059
                                                                                               --------      --------
                     Net cash provided by operating activities                                    8,255         9,337
                                                                                               --------      --------
Cash flows from investing activities
  Purchases of marketable securities                                                                  -       (10,006)
  Proceeds from sale and maturities of marketable securities                                      1,148        13,864
  Purchases of property and equipment                                                            (2,628)       (5,034)
  Proceeds from Crosby Finance, LLC                                                                   -        17,820
  Investments                                                                                         -        (5,000)
  Acquisition and related costs, net of cash acquired                                            (1,922)      (68,755)
  Other                                                                                              52        (1,399)
                                                                                               --------      --------
                     Net cash used for investing activities                                      (3,350)      (58,510)
                                                                                               --------      --------
Cash flows from financing activities
Proceeds from issuance of stock under option and employee purchase plans                          2,709        17,446
  Share repurchase program                                                                            -       (20,430)
  Sale of put options                                                                                 -         2,038
  Other                                                                                             (17)           12
                                                                                               --------      --------
                      Net cash provided by (used for) financing activities                        2,692          (934)
                                                                                               --------      --------
  Effects of exchange rate changes on cash and cash equivalents                                     (57)         (111)
                                                                                               --------      --------
  Net increase (decrease) in cash and cash equivalents                                            7,540       (50,218)
  Cash and cash equivalents, beginning of period                                                 61,946       301,897
                                                                                               --------      --------
 Cash and cash equivalents, end of period                                                      $ 69,486      $251,679
                                                                                               ========      ========